EXHIBIT 27(d)(10)

                                 FORM OF RIDER

                              INDIVIDUAL TERM RIDER

         This rider is a part of the policy to which it is attached. Except as stated in this rider, it is subject to all of the provisions of the policy.

POLICY NUMBER:                        [3000000]

INSURED:                              [John M. Doe]

INITIAL RIDER
INSURANCE AMOUNT:                     [$1,000,000]

INCREASE FACTOR:                      [0]

INCREASE EXPIRY DATE:                 [NA]

MAXIMUM INCREASE AMOUNT:              [$10,000,000]

RIDER DATE:                           [January 10, 2002]

RIDER EXPIRY DATE:                    [October 1, 2067]

INITIAL MONTHLY RIDER CHARGE:         [ $0.14 ]


                                   DEFINITIONS

RIDER ANNIVERSARY
The anniversary of the Rider Date of Issue.

TOTAL RIDER INSURANCE AMOUNT
The Total Rider Insurance Amount is equal to the Initial Rider Insurance Amount plus any Insurance Increases.

                                     GENERAL
RIDER DESCRIPTION
This rider provides flexible term life insurance coverage on the Insured shown above until the Rider Expiry Date, subject to the terms below. There is a monthly charge for rider coverage, and such charge is assessed as a deduction from the Policy Value as part of the monthly deduction for the policy.


RIDER DEATH BENEFIT
Upon receipt of due proof at Our Main Administrative Office that the Insured died while this rider is in effect, We will pay the Rider Death Benefit to the beneficiary of the policy.

The Rider Death Benefit is equal to the Total Rider Insurance Amount minus an amount, not less than zero, equal to either of the following depending on the Death Benefit Option in effect:

a. the excess, if any, of the policy's Minimum Death Benefit over the policy's Face Amount if the policy's Death Benefit Option is Option 1; or

b. the excess, if any, of the policy's Minimum Death Benefit over the sum of the policy's Face Amount and the policy's Policy Value if the policy's Death Benefit Option is Option 2.





VR54                                   1

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SUICIDE EXCLUSION
If within two years from the Rider Date of Issue and provided this rider is then in effect, the Insured dies by suicide, whether sane or insane, the amount We pay under this rider will be limited to the cost of insurance charges assessed for this rider.

CONTESTABILITY
We cannot contest the validity of this rider after it has been in effect during the Insured's lifetime for two years from the Rider Date of Issue.

TYPES OF INSURANCE INCREASES
Subject to the Insurance Increase Limitations stated below, if the Increase Factor is not 0, the Total Rider Insurance Amount will increase as follows:

     PREMIUMS PAID INCREASE
     If the Increase Factor is expressed as "Premiums Paid", then the amount of each Insurance Increase will be equal to the premiums paid during the most recent Policy Month, less any amounts refunded to comply with the policy's Total Premium Limit.

     PERCENTAGE INCREASE
     If the Increase Factor is a percent, then the amount of the Insurance Increase will be equal to the Increase Factor multiplied by the sum of the previous year's Total Rider Insurance Amount and the policy's Face Amount. The Insurance Increase will occur on each Rider Anniversary that this rider is in effect.

     DOLLAR INCREASE
     If the Increase Factor is a dollar amount, then the amount of the Insurance Increase will be equal to the applicable dollar amount. The Insurance Increase will occur on each Rider Anniversary that this rider is in effect.

     VARYING SCHEDULE INCREASES
     If the Increase Factor is expressed as "Scheduled", then the amount of the Insurance Increase will be as shown in the schedule attached to this rider.

INSURANCE INCREASE LIMITATIONS
The Insurance Increases will be subject to the following limitations:

     a.  Insurance Increases will not occur after the Increase Expiry Date;

     b. The total of all Insurance Increases cannot exceed the Maximum Increase Amount shown above;

     c. You may, by Written Request, decrease, but not increase, the applicable Insurance Increase on any Rider Anniversary;

     d. If the Increase Factor is decreased for Percentage or Dollar Increases, then the reduced percent or amount must be a whole percent or dollar amount and becomes a maximum cap for determining all future Insurance Increases;

     e.  You cannot change the type of Insurance Increase;

     f. Insurance Increases will no longer be provided following a change from Death Benefit Option 1 to Death Benefit Option 2.





VR54                                   2

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PARTIAL SURRENDERS OF CASH SURRENDER VALUE AND FACE AMOUNT DECREASES
While this rider is in effect the Basic Policy shall be amended to provide that requests for a partial surrender or Face Amount decrease under the Basic Policy will first reduce the Total Rider Insurance Amount. The fee is described on the policy's Schedule Pages. No Partial surrender charges will apply to the reduction in the Total Rider Insurance Amount.

If such surrenders or decreases in Face Amount reduce the Total Rider Insurance Amount to zero, any additional partial surrender or decrease will then reduce the policy Face Amount and Policy Value in accordance with the regular non-amended terms of such provisions. Thereafter, no Insurance Increases will be provided unless we agree otherwise.

TOTAL RIDER INSURANCE AMOUNT DECREASES
You may decrease the Total Rider Insurance Amount by Written Request. Thereafter, no Insurance Increases will be provided unless we agree otherwise.

MONTHLY CHARGE
The monthly charge for this rider is equal to the monthly cost of insurance rate multiplied by the Rider Death Benefit. The Initial Monthly Rider Charge is shown above. The monthly charge changes and generally increases each policy month based upon the cost of insurance rate and the Rider Death Benefit. The monthly charge is deducted from the Policy Value as part of the monthly deduction for the policy.

The cost of insurance rate is based on the Insured's age nearest birthday on the Rider Date of Issue, risk class, sex, and duration from such Rider Date of Issue. The rate used in computing the cost of insurance is obtained from the Table of Guaranteed Maximum Monthly Cost of Insurance Rates attached to this rider, or such lower rate as We may declare. Higher Guaranteed Maximum Cost of Insurance Rates than those shown will apply to Substandard risks. Any new schedule of rates will be determined by Us based on factors which will be uniform by class without regard to changes in the health of the Insured after the Rider Date of Issue, and based on Our future mortality, expense, lapse and investment expectations.

TERMINATION OF THIS RIDER
This rider and all insurance under it will terminate on the earliest of the following dates:

     1.  the Rider Expiry Date;

     2.  termination of the Basic Policy;

     3.  the date of payment of the Rider Death Benefit;

     4. the date, if any, that the Total Rider Insurance Amount is first reduced to zero;

     5. the first Monthly Calculation Day following Our receipt at Our Main Administrative Office from You of a Written Request to cancel this rider.


                         PHL Variable Insurance Company

                            /s/ Robert W. Fiondella
              Chairperson of the Board and Chief Executive Officer





VR54                                   3

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
                            TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES
                                        PER $1.00 OF RIDER DEATH BENEFIT *

      Attained                        Male                             Female                         Unisex
        Age                           ----                             ------                         ------
        ---
        18                          0.0002108                        0.0001442                      0.0001975
        19                          0.0002175                        0.0001475                      0.0002033
        20                          0.0002208                        0.0001500                      0.0002075
        21                          0.0002217                        0.0001517                      0.0002083
        22                          0.0002200                        0.0001533                      0.0002067
        23                          0.0002175                        0.0001550                      0.0002050
        24                          0.0002142                        0.0001575                      0.0002033
        25                          0.0002100                        0.0001592                      0.0002000
        26                          0.0002067                        0.0001617                      0.0001983
        27                          0.0002050                        0.0001642                      0.0001967
        28                          0.0002042                        0.0001675                      0.0001967
        29                          0.0002050                        0.0001708                      0.0001983
        30                          0.0002067                        0.0001750                      0.0002000
        31                          0.0002108                        0.0001792                      0.0002042
        32                          0.0002150                        0.0001833                      0.0002083
        33                          0.0002217                        0.0001875                      0.0002150
        34                          0.0002292                        0.0001942                      0.0002217
        35                          0.0002383                        0.0002000                      0.0002308
        36                          0.0002492                        0.0002092                      0.0002408
        37                          0.0002625                        0.0002200                      0.0002542
        38                          0.0002792                        0.0002325                      0.0002683
        39                          0.0003025                        0.0002475                      0.0002900
        40                          0.0003275                        0.0002642                      0.0003142
        41                          0.0003567                        0.0002858                      0.0003425
        42                          0.0003858                        0.0003108                      0.0003708
        43                          0.0004192                        0.0003350                      0.0004033
        44                          0.0004542                        0.0003600                      0.0004342
        45                          0.0004933                        0.0003858                      0.0004717
        46                          0.0005333                        0.0004117                      0.0005092
        47                          0.0005767                        0.0004392                      0.0005492
        48                          0.0006217                        0.0004692                      0.0005908
        49                          0.0006725                        0.0005017                      0.0006383
        50                          0.0007267                        0.0005375                      0.0006892
        51                          0.0007908                        0.0005750                      0.0007475
        52                          0.0008625                        0.0006175                      0.0008125
        53                          0.0009433                        0.0006667                      0.0008875
        54                          0.0010358                        0.0007158                      0.0009708
        55                          0.0011342                        0.0007683                      0.0010592

* The cost of insurance rates above apply only to Standard Risks. Higher cost of insurance rates will apply to Substandard Risks.










VR54                                   4

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
                            TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES
                                  PER $1.00 OF RIDER DEATH BENEFIT (Continued) *

      Attained                        Male                             Female                         Unisex
        Age                           ----                             ------                         ------
        ---
        56                          0.0012417                        0.0008200                      0.0011558
        57                          0.0013533                        0.0008700                      0.0012542
        58                          0.0014725                        0.0009175                      0.0013583
        59                          0.0016000                        0.0009683                      0.0014700
        60                          0.0017417                        0.0010258                      0.0015950
        61                          0.0019000                        0.0010975                      0.0017333
        62                          0.0020792                        0.0011875                      0.0018925
        63                          0.0022817                        0.0013025                      0.0020758
        64                          0.0025067                        0.0014358                      0.0022808
        65                          0.0027542                        0.0015808                      0.0025033
        66                          0.0030175                        0.0017333                      0.0027400
        67                          0.0032975                        0.0018883                      0.0029908
        68                          0.0035958                        0.0020408                      0.0032533
        69                          0.0039183                        0.0022058                      0.0035383
        70                          0.0042800                        0.0023950                      0.0038558
        71                          0.0046908                        0.0026250                      0.0042200
        72                          0.0051625                        0.0029108                      0.0046408
        73                          0.0057025                        0.0032617                      0.0051275
        74                          0.0063042                        0.0036758                      0.0056733
        75                          0.0069542                        0.0041425                      0.0062658
        76                          0.0076408                        0.0046550                      0.0068958
        77                          0.0083550                        0.0052042                      0.0075508
        78                          0.0090892                        0.0057908                      0.0082283
        79                          0.0098642                        0.0064300                      0.0089450
        80                          0.0107075                        0.0071492                      0.0097317
        81                          0.0116433                        0.0079733                      0.0106100
        82                          0.0127025                        0.0089267                      0.0116108
        83                          0.0138950                        0.0100242                      0.0127458
        84                          0.0151942                        0.0112458                      0.0139858
        85                          0.0165700                        0.0125775                      0.0153158
        86                          0.0179933                        0.0140067                      0.0167017
        87                          0.0194517                        0.0155267                      0.0181450
        88                          0.0209375                        0.0171358                      0.0196342
        89                          0.0224567                        0.0188433                      0.0211833
        90                          0.0240250                        0.0206650                      0.0228075
        91                          0.0256725                        0.0226275                      0.0245383
        92                          0.0274575                        0.0247875                      0.0264475
        93                          0.0294783                        0.0272467                      0.0286042
        94                          0.0320558                        0.0302583                      0.0313475
        95                          0.0357458                        0.0343767                      0.0351967
        96                          0.0416600                        0.0407050                      0.0412717
        97                          0.0520217                        0.0514550                      0.0517500
        98                          0.0712808                        0.0710508                      0.0712158
        99                          0.0833333                        0.0833333                      0.0833333

* The cost of insurance rates above apply only to Standard Risks. Higher cost of insurance rates will apply to Substandard Risks.










VR54                                   5